PROXY STATEMENT

                            CROFF ENTERPRISES, INC.

                      2004 ANNUAL MEETING OF SHAREHOLDERS

                                December 3, 2004

General Information & Incorporation by Reference:

     THIS PROXY STATEMENT IS BEING MAILED TO ALL SHAREHOLDERS OF RECORD IN CONNECTION WITH THE SOLICITATION OF THEIR VOTE BY THE BOARD OF DIRECTORS OF CROFF ENTERPRISES, INC. ("the Company" or "Croff") with regard to its Annual Meeting to be held on December 3, 2004 at 10:00 a.m. at 621 Seventeenth Street, Suite 830, Denver, Colorado 80293, Telephone: (303) 383-1555. This Proxy Statement should be reviewed in connection with the copy of the Annual Report filed on SEC Form 10-K dated December 31, 2003, as enclosed, and Croff's 10-Q dated September 30, 2004, as may be reviewed online at www.sec.gov or www.croff.com.

     VARIOUS ITEMS OF IMPORTANT INFORMATION AND ACCOUNTING FOR THE COMPANY RELATED TO THIS PROXY STATEMENT ARE SET-OUT IN THE ANNUAL REPORT ON FORM 10-K AND 2004 QUARTERLY REPORTS ON FORM 10-Q. SUCH DETAILED INFORMATION MAY BE RELEVANT IN REVIEWING THIS PROXY STATEMENT, BUT IS NOT REPEATED IN THIS
DOCUMENT.   ACCORDINGLY, EACH SHAREHOLDER SHOULD REFER TO THE FORMS 10-K AND
10-Q BEFORE COMPLETING THEIR PROXY BALLOT.

     Proxies voted in accordance with the accompanying ballot form, which are properly executed and received by the Secretary to the Company prior to the Annual Meeting, will be counted.

Revocability of Proxy

     A shareholder returning the enclosed proxy ballot has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

Solicitation and Voting Procedures

     The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on November 12, 2004. There were issued, outstanding and entitled to vote on such date approximately 566,900 shares of the 20,000,000 authorized common shares. The Company has only one class of Common Shares, each of which is entitled to one vote. The Company does not have cumulative voting. Accordingly, each shareholder must vote all of his shares on each separate ballot proposal or nominee, or abstain from voting on that item or person. The Company will bear all costs of this proxy solicitation.

     The Company has two classes ("A" & "B") of non-voting preferred shares. No "A" shares have been issued. Each holder of common stock, as of 1994, was issued one share of class "B" preferred stock for each common share owned. The preferred shares are non-voting and will not be counted for quorum or voting purposes.

     Common shares entitled to vote will be determined based upon the official shareholder record of November 12, 2004. Actual votes cast will be determined by the physical counting of votes in person or proxy by the Inspector of Elections to be appointed prior to the meeting by the Board of Directors. Any dispute as to votes or entitlement to vote will be decided by majority vote of the Board of Directors. Abstentions and broker non-votes will not be counted for either quorum or ballot purposes.

     As to each item to be voted upon in this Proxy, a numerical majority of the issued and outstanding shares must be present or voted by Proxy at the meeting. Each proposal to be voted upon will only be adopted by a majority vote of shares voted at the meeting, provided a quorum is present. That is, each item will be adopted by an affirmative vote of not less than 283,450 shares, or a greater majority of those shares present as otherwise determined by the Inspector of Elections.

     There are no matters to be voted upon as described by this Proxy upon which management will proceed absent majority shareholder approval as described above.

Principal Shareholders

     The Company knows of no person or group, except the following, which, as of the date of this Proxy Statement, beneficially owns and has the right to vote more than 5% of the Company's Common Stock:


NAMES AND ADDRESS                           SHARES
OF BENEFICIAL OWNER                    BENEFICIALLY OWNED     PERCENT OF CLASS

1.  Jensen Development Company (1)          132,130                 23.31%
     621 17th Street, Suite 830
     Denver, Colorado 80293

2.  Gerald L. Jensen                        114,358                 20.20%

3.  Julian D. Jensen                         31,663                  5.59%


4.  Directors as a Group                    305,551                 53.90%



(1) 	Jensen Development Company is wholly owned by Gerald L. Jensen.


<CAPATION>

                      SUMMARY INFORMATION AS TO DIRECTORS

                     Director                Number of Shares   Precentage of Issued
        NAME          Since   Compensation (Beneficial & Legal)   and Outstanding
-------------------- -------- ------------ -------------------- --------------------


Gerald L. Jensen       1985   Salary as           246,488              43.48%
                              President:   (See Principal        (See Principal
                              $54,000 -    Shareholder Chart,    Shareholder Chart,
                              No Director  above)  (1)           above)
                              Compensation
                              - See Below*

Dilworth Nebeker       1981   Normal               1,300                 .25%
                              Director
                              Stipend Only
                              (See Below)


Richard Mandel, Jr.    1985   Normal              12,100                2.13%
                              Director
                              Stipend Only
                              (See Below)

Edwin Peiker, Jr.      1985   Normal              14,000                2.43%
                              Director
                              Stipend Only
                              (See Below)

Julian D. Jensen       1990   Normal              31,663                6.06%
                              Director      (See Principal        (See Principal
                              Stipend Only  Shareholder Chart,    Shareholder Chart,
                              (See Below)   above)                above)


* Mr. Gerald Jensen also receives an IRA contribution from the Company of $1,620 (3% of salary) per year.


(1) Includes shares held by Jensen Development Corporation (132,130) which is wholly owned by Gerald L. Jensen.



                             EXECUTIVE COMPENSATION


     Certain additional required information concerning remuneration, other compensation and ownership of securities by the Directors and Officers is set-out in the enclosed 10-K Report and incorporated by this reference. Directors currently received $350 for each half-day session of meetings of the Board.


                             PROPOSED REMUNERATION

     During the current fiscal year, the Company intends to compensate outside directors at the rate of $350 for a half-day meeting and $500 for a full day meeting. No changes are currently contemplated in salaries or directors compensation.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain significant relationships and related transactions are set-out in the enclosed 10-K Report and incorporated by this reference.


                     MANAGEMENT'S STOCK RIGHTS AND OPTIONS

     At present there are no management/director stock options or rights authorized or outstanding.


                                AUDIT COMMITTEE

     Historically the Company had not designated or utilized an audit committee. However, under existing statutory requirements, the Company has implemented an audit committee in compliance with the requirements of the Sarbanes-Oxley Act. The Audit Committee requires the placement of one independent director and one other person on the Committee. The Committee has substantial independent powers to review the audits of the Company and related audit issues directly with the independent auditors and with counsel for the Company. The Company compensates the members on its Audit Committee on a quarterly basis. The Chairman of the Committee receives $500 per quarter and the other member of the Committee receives $350 per quarter for his services. The activities and reports of this committee will be reported in the appropriate subsequent public disclosure documents filed by the Company with the SEC.


                          CORPORATE PERFORMANCE GRAPH

     Normally contained in this section would be a graph comparing the company's stock performance to the performance of the general market on which it trades, as well as comparisons to an industry segment of that market. However, because Croff has just recently initiated a very limited trading market on the Electronic Bulletin Board, it is deemed such presentation would be inaccurate and potentially misleading. Croff continues to have very limited trading activity on the over-the-counter Bulletin Board (www.otcbb.com, ticker symbol "COFF") as well as on the Company sponsored bid and ask website, www.croff.com .


                      MATTERS SUBJECT TO SHAREHOLDER VOTE


                                       I.

                             ELECTION OF DIRECTORS



     The Croff Board consists of Gerald L. Jensen, Dilworth A. Nebeker, Richard
H. Mandel, Jr., Edwin W. Peiker, Jr., and Julian D. Jensen. Each director, if elected, will serve until the next annual meeting of shareholders, or until his successor is duly elected and qualified. Election of directors last occurred in 2003 at the last annual meeting. The following information is provided with respect to each current officer and director of the Company who are current nominees for re-election.

GERALD L. JENSEN, 64, PRESIDENT AND DIRECTOR.
---------------------------------------------

     President of Croff Oil Company on a part-time basis since October, 1985. Mr. Jensen has been an officer and director of Jenex Petroleum Corporation, a private oil and natural gas company, for over ten years, and an officer and director of other Jenex companies. In 2000, Mr. Jensen became Chairman of Provisor Capital Inc., a private finance company. Mr. Jensen was a director of Pyro Energy Corp., a public company (N.Y.S.E.) engaged in coal production and oil and natural gas, from 1978 until it was sold in 1989. Mr. Jensen is also an owner of private real estate, finance, and oil and natural gas companies.

RICHARD H. MANDEL, JR., 74, DIRECTOR.
-------------------------------------

     Since 1982, Mr. Mandel has been President and a Board Member of American Western Group, Inc., an oil and gas producing company in Denver, Colorado. He is President and also a Board Member of Richard H. Mandel, Ltd., an oil and gas production company in Denver, Colorado. From 1977 to 1984, he was President of Universal Drilling Co. in Denver, Colorado. Since May 1988, he has been a Board Member of Richmond Exploration Company. Since July 1990, he has been a Board Member of Pacific Petroleum, LTD, an OTC Nevada Company.

DILWORTH A. NEBEKER, 63, DIRECTOR.
----------------------------------

     Mr. Nebeker served as President of Croff from September 2, 1983 to
June 24, 1985, and has been a director of Croff since December, 1981. He has been a lawyer in private practice for the past seven years. Prior thereto, he was a lawyer employed by Tosco Corporation, a public corporation, from 1973 to 1978. He was a lawyer with the Securities and Exchange Commission from 1967 to 1973.


EDWIN W. PEIKER, JR., 72, DIRECTOR.
-----------------------------------

     Mr. Peiker was President of Royal Gold, Inc. from 1988 through 1991, and continues to be a director. Since 1986, Mr. Peiker has been a Vice President and director of Royal Gold, Inc., a public company engaged in gold exploration and mining activities. Prior thereto he was involved in private investments in oil and gas exploration and production. Mr. Peiker was employed in responsible positions with AMAX, Inc., a public corporation, from 1963 to 1983. AMAX is primarily engaged in mine evaluation and resource analysis.

JULIAN D. JENSEN, 56, DIRECTOR.
-------------------------------

     Mr. Julian Jensen is the brother of the Company's president and has served as legal counsel to the Company for the past eleven years. Mr. Jensen has practiced law, primarily in the areas of corporate and securities law, in Salt Lake City, Utah since 1975. Mr. Jensen is currently associated with the firm of Jensen, Duffin & Dibb, LLP which acts as legal counsel for the Company.




     MANAGEMENT URGES YOUR VOTE IN FAVOR OF THE ELECTION OF THE ABOVE NOMINEES.


                                      II.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Auditors

     The Board of Directors has appointed Causey, Demgen & Moore as independent certified public accountants for the Company to examine the financial statements of the Company for the fiscal year ending December 31, 2004. The appointment of Causey, Demgen & Moore is subject to ratification of the shareholders and a resolution for such ratification will be offered at the Annual Meeting as is contained in the enclosed proxy ballot. Causey, Demgen & Moore have been acting as independent accountants for the Company for eleven years and, both by virtue of its familiarity with the Company's affairs, its lower cost, and its ability, is considered by the Board as best qualified to continue its performance of these functions. The present Board of Directors recommends adoption of the resolution retaining the foregoing accounting firm as independent auditors for the Company. The foregoing accountants may have a representative present at the Annual Meeting and have agreed to respond directly to any shareholder accounting questions sent to their office at 1801 California, Suite 4650, Denver, Colorado 80202.

Audit Fees

     Aggregate fees for professional services rendered by Causey, Demgen & Moore ("Auditors") in connection with its last audit of the Company's consolidated financial statements as of and for the year ended December 31, 2003 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements during 2003 and for other services rendered during 2003 total $8,500.



     THE PRESENT BOARD URGES YOUR VOTE IN FAVOR OF THE RATIFICATION OF THE CURRENT AUDITORS.


                                 OTHER MATTERS

     The Annual Meeting is called for the purposes set forth in the notice thereof. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their judgment.


                             STOCKHOLDER PROPOSALS


     There were no stockholders proposals submitted for consideration at this Annual Meeting. Stockholder proposals intended to be considered at the next Annual Meeting of Stockholders must be received by the Company no later than December 31, 2004. Such proposals may be included in the next proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Croff's directors, its executive officers, and any persons holding more than 10% of the common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by such dates during 2004. To our knowledge, all of these filing requirements were satisfied by our directors, officers and 10% percent holders. In making these statements, Croff has relied upon the written representations of its directors, officers and its 10% percent holders and copies of the reports that they have filed with the Commission.


                               OTHER INFORMATION

                 FINANCIAL REPORTS & OTHER IMPORTANT DOCUMENTS


     The financial reports for the Company's operations ending December 31, 2003, as attached to the 10-K, are considered an integral part of this Proxy Statement and are incorporated by this reference. See also, "Management's Discussion and Analysis of Financial Condition and Results of Operations" at in the enclosed 10-K. Quarterly10-Q Reports, also incorporated by this reference, are available from the SEC website at www.sec.gov , or from the Company website, www.croff.com.


                              RECENT DEVELOPMENTS

     On November 8, 2004, Croff entered into a Prospect Participation Agreement ("Agreement") related to its Yorktown Re-entry Program with Tempest Energy Resources, LP ("Tempest") of Dallas, Texas. The parties intend to complete wells in the Wilcox formation for natural gas and condensate. The prospects will be jointly developed in an area containing up to 1,100 acres with 8 re-entry prospects as well as new drilling locations. The Agreement provides for the parties to work together in this area of mutual interest for a period of up to 5 years. Under the general terms of the Agreement Croff will retain a 40% working interest and Tempest will acquire a 60% working interest in the first well bore. Tempest will be the operator of the well. Tempest has the right, but not the obligation, to acquire a 75% working interest in all leases
in this area of mutual interest.   Croff recovered approximately $150,000 of
costs expended in the re-entry of the first well at the closing with Tempest.
A more detailed description of the Agreement was filed with the Securities and Exchange Commission on Form 8-K. Shareholders may write the company requesting a copy of this Form 8-K filing or they may download the filing from the SEC's website at www.sec.gov.



     Dated:   November 17, 2004.


                                        BY ORDER OF THE BOARD OF DIRECTORS:

                                        /s/ Stuart D. Kroonenberg
                                        -----------------------------------
                                        Stuart Kroonenberg, Secretary










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